EXHIBIT 10.6

INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT is made this 15th day of November, 2016 (“Agreement”) by and between PennantPark Floating Rate Capital Ltd. (the “Company”) and each of the Company’s Directors and/or Officers listed on Schedule A hereto (each, an “Indemnitee”).

WHEREAS, at the request of the Company, Indemnitee currently serves as a Director/Officer and, therefore, may be subjected to claims, suits or proceedings arising as a result of Indemnitee’s service; and

WHEREAS, as an inducement to Indemnitee to continue to serve as such Director/Officer, the Company has agreed to indemnify Indemnitee against expenses and costs incurred by Indemnitee in connection with any such claims, suits or proceedings, to the fullest extent that is lawful; and

WHEREAS, the parties by this Agreement desire to set forth their agreement regarding indemnification;

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

Section 1.     Definitions. For purposes of this Agreement:

(a)         “Board” means the board of directors of the Company.

(b)         “Corporate Status” means the status of a person as a Director, Officer, employee or agent of the Company.

(c)         “Director” means a director of the Company.

(d)         “Disabling Conduct” means willful misfeasance, bad faith, or gross negligence in the performance of Indemnitee’s duties as a Director/Officer, or reckless disregard of Indemnitee’s duties as a Director/Officer. Disabling Conduct also shall mean (i) an act or omission of Indemnitee that is material to the matter giving rise to a Proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (ii) actual receipt of an improper personal benefit in money, property, or services by Indemnitee, or (iii) in the case of a criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful.

(e)         “Expenses” shall include all reasonable attorneys’ fees and all reasonable costs, including, without limitation, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding.

(f)         “Independent Counsel” means counsel that meets all of the following criteria: (i) is “independent legal counsel” within the meaning of Rule 0-1(a)(6) under the Investment Company Act of 1940, as amended (the “1940 Act”), in respect of the Company; (ii) is experienced in matters of the 1940 Act and Maryland corporate law; (iii) is not currently representing, nor in the past two years has been retained to represent, the Company or Indemnitee in any matter material to either such party; and (iv) is not currently representing, nor in the past two years has been retained to represent, any other party in the Proceeding giving rise to a request for indemnification hereunder, except that the counsel also may represent another Independent Director in the Proceeding. Independent Counsel shall be selected by Indemnitee and approved by the Board (which approval shall not be unreasonably withheld). In the event that the Board does not approve Indemnitee’s selection within 30 days of written notice from Indemnitee of Indemnitee’s selection, Indemnitee may select another counsel from a law firm having 100 or more attorneys and rated “AV” in Martindale-Hubbell Law Directory to act as Independent Counsel for purposes of this Agreement, provided that such other counsel satisfies the criteria in (i) through (iv) in this paragraph. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under applicable standards of professional conduct, would have a material conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(g)         “Indemnifiable Amounts” means reasonable Expenses, and any judgment, settlement, penalty or fine actually incurred by Indemnitee or on Indemnitee’s behalf in connection with a Proceeding.

(h)         “Independent Director” means a Director who is not an “interested person” (as defined in the 1940 Act) of the Company.

(i)         “Officer” means an officer of the Company appointed by the Board pursuant to the Company’s governing documents.

(j)         “Proceeding” includes any claim, action, suit, arbitration, alternative dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative, except one initiated by an Indemnitee pursuant to Section 7 of this Agreement to enforce Indemnitee’s rights under this Agreement.

Section 2.     Services by Indemnitee. Indemnitee agrees to continue to serve as a Director/Officer but may resign, at any time and for any reason, from such position (subject to any other contractual obligation or any obligation imposed by operation of law). The Company shall have no obligation under this Agreement to continue Indemnitee in such position, but, in the event that Indemnitee ceases to serve as a Director/Officer, Indemnitee shall nevertheless retain all rights provided under this Agreement until its termination. This Agreement shall not be deemed an employment contract between the Company (or any of its subsidiaries) and Indemnitee.

Section 3.     Indemnification – General. The Company shall indemnify, and advance Expenses to, Indemnitee (a) as specifically provided in this Agreement and the Company’s governing documents and (b) otherwise to the fullest extent permitted by applicable law in effect on the date hereof and as amended from time to time; provided, however, that no change in applicable law shall have the effect of reducing the benefits available to Indemnitee hereunder based on applicable law as in effect on the date hereof. The rights of Indemnitee provided in this Section shall include, but shall not be limited to, all rights set forth in the other Sections of this Agreement.

Section 4.     Rights of Indemnification; Indemnification of Expenses for a Party. Indemnitee shall be entitled to the rights of indemnification provided in this Section 4 if, by reason of Indemnitee’s Corporate Status, Indemnitee is, or is threatened to be, made a party to or otherwise involved in any pending, actual, completed or threatened Proceeding, whether or not such Proceeding is brought by or in the right of the Company and irrespective of when the conduct that is the subject of the Proceeding occurred. Pursuant to this Section 4, and subject to the procedures contained in Section 6 of this Agreement, Indemnitee shall be indemnified against all Indemnifiable Amounts by reason of Indemnitee’s Corporate Status to the maximum extent permitted by applicable law in effect at the date of this

Agreement or at the time of the request for indemnification, whichever is greater, provided that Indemnitee shall not be indemnified against Indemnifiable Amounts if Indemnitee is made party in a Proceeding and found liable by reason of Disabling Conduct. Without limiting any other rights of Indemnitee in this Agreement, if Indemnitee is not wholly successful in such Proceeding, but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, or is not successful as to one or more claims for reasons other than Disabling Conduct, the Company shall indemnify Indemnitee against all Indemnifiable Amounts incurred by Indemnitee or on Indemnitee’s behalf in connection with each claim, issue or matter to the maximum extent permitted by applicable law in effect at the date of this Agreement or at the time of the request for indemnification, whichever is greater. For purposes of this Section and without limitation, subject to the procedures contained in Section 6 of this Agreement, the termination of any claim, issue or matter in any such pending Proceeding by dismissal, with or without prejudice, or by settlement agreement without an admission of liability, shall be deemed to be a successful result as to such claim, issue or matter.

Section 5.     Advancement of Expenses.

(a)         Advancement of Expenses of a Party. The Company shall advance all Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding to which Indemnitee is, or is threatened to be, made a party, within 10 business days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time, prior to final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by (a) a written affirmation by Indemnitee of Indemnitee’s good faith belief that Indemnitee has not engaged in Disabling Conduct in connection with the Proceeding and (b) a written undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it shall ultimately be determined that Indemnitee has engaged in Disabling Conduct or if Indemnitee is not successful with respect to a claim, issue or matter by reason of Disabling Conduct, as determined in accordance with Section 4. Furthermore, any such advancement shall be subject to the requirements and limitations of Section 17(h) of the 1940 Act.

(b)         Indemnification and Advance of Expenses of a Non-Party. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is or may be, by reason of Indemnitee’s Corporate Status, made a witness or otherwise asked to participate, or is otherwise involved, in any Proceeding, whether instituted by the Company or any other party, and to which Indemnitee is not a party, Indemnitee shall be advanced all reasonable Expenses and indemnified against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith within 10 days after the receipt by the Company of a statement or statements requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee.

Section 6.     Procedure for Determination of Entitlement to Indemnification.

(a)         To obtain indemnification under Sections 3 or 4 of this Agreement, Indemnitee shall submit a written request to the Company. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.

(b)         Upon written request by Indemnitee for indemnification pursuant to Section 6(a) hereof: (i) if the Indemnitee has been successful, on the merits or otherwise, in defense of the Proceeding at issue (including a decision in an action for which Indemnitee seeks indemnity under this Agreement), then Indemnitee shall be entitled to indemnification for Indemnifiable Amounts, and (ii) if there has been a final non-appealable decision on the merits (including a decision in an action for which Indemnitee seeks indemnity under this Agreement) by a court or other body in the Proceeding at issue or if, at the time of Indemnitee’s written request, there shall have been no final non-appealable decision on the merits by a court or other body, including because the Proceeding at issue has been settled, then Indemnitee shall be entitled to indemnification, for Indemnifiable Amounts, provided that (a) where there has been a final non-appealable decision on the merits, the court or other body adjudicating the Proceeding at issue did not find Indemnitee liable by reason of Disabling Conduct and (b) with respect to the Proceeding at issue, a determination is made that indemnification is permissible under the circumstances because Indemnitee had not engaged in Disabling Conduct, by (1) the vote of a majority of the Independent Directors who are not parties to the Proceeding at issue, (2) Independent Counsel in a written opinion, or (3) Company shareholders. Indemnitee shall be afforded a rebuttable presumption that Indemnitee has not engaged in Disabling Conduct, except no such presumption shall be afforded in those cases where a Proceeding is terminated by conviction, or a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment.

(c)         If it is determined that Indemnitee is entitled to indemnification under this Agreement, payment to Indemnitee shall be made within 10 business days after such determination. Indemnitee shall cooperate with the person making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person upon reasonable request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including reasonable attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person making such determination, in response to a request by such person, shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification).

 Section 7.     Remedies of Indemnitee.

(a)         If (i) a determination is made pursuant to Section 6 of this Agreement that Indemnitee is not entitled to indemnification, (ii) advancement of Expenses is not timely made pursuant to Section 5, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 6(b) or Section 6(c) within 90 days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 4 within 10 business days after receipt by the Company of written request therefor pursuant to Section 6, or (v) payment of indemnification is not made within 10 business days after a determination has been made that Indemnitee is entitled to indemnification, Indemnitee shall be entitled to an adjudication in an appropriate court of the state of Maryland, or in any other court of competent jurisdiction, of Indemnitee’s entitlement to such indemnification or advancement of Expenses. Alternatively, Indemnitee may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association.

(b)         If Indemnitee, pursuant to Section 7(a), seeks a judicial adjudication or an award in arbitration of Indemnitee’s rights under, or to recover damages for breach of this Agreement, Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all Expenses actually and reasonably incurred by Indemnitee in such judicial adjudication or arbitration, but only if Indemnitee prevails therein. If it shall be determined in said judicial adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the Expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated in the same proportion as the amount of the indemnification or advancement of Expenses awarded in the judicial adjudication or arbitration.

Section 8.     Non-Exclusivity; Insurance; Subrogation; Exclusions.

(a)         The rights of indemnification and advance of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law or the Articles of Amendment and Restatement or Bylaws of the Company, any agreement, a vote of shareholders or a resolution of Directors, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in Indemnitee’s Corporate Status prior to such amendment, alteration or repeal.

(b)         If the Company maintains liability insurance for Directors, Officers, employees, or agents of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available (including coverage after Indemnitee is no longer serving in a Corporate Status for acts and omissions or alleged acts or omissions while serving in a Corporate Status) for any such Director, Officer, employee or agent under such policy or policies.

(c)         In the event of any payment under this Agreement, when Indemnitee has been fully and indefeasibly indemnified (hereunder and/or otherwise) in respect of all Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with a Proceeding by reason of Indemnitee’s Corporate Status, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(d)         The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder to the extent Indemnitee otherwise actually has received such payment under any insurance policy, contract, agreement or otherwise.

(e)         Notwithstanding any other provision of this Agreement to the contrary, the Company shall not be liable for indemnification or advance of Expenses in connection with any settlement or judgment for insider trading or for disgorgement of profits pursuant to Section 16(b) of the Securities Exchange Act of 1934.

Section 9.     Duration of Agreement. This Agreement supersedes any and all prior agreements between the Company and Indemnitee with respect to the subject matter hereof. This Agreement shall continue until and terminate 10 years after the date that Indemnitee shall have ceased to serve as a Director, Officer, employee, or agent of the Company, provided, that the rights of Indemnitee hereunder shall continue until the final termination of any proceeding then pending in respect of which Indemnitee is granted rights to indemnification or advancement of Expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Section 7 relating thereto. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee and Indemnitee’s heirs, executors and administrators. The Company agrees that it shall not sell, assign or otherwise transfer all or substantially all of its assets, or merge or reorganize with any other entity or series thereof, unless the entity or series to which such sale, assignment or transfer is being made, or that is the survivor of any such merger or reorganization, agrees to assume all of the obligations (whether contingent or otherwise) of the Company hereunder.

Section 10.     Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

Section 11.     Exception to Right of Indemnification or Advancement of Expenses.

(a)         Notwithstanding any other provision of this Agreement, Indemnitee shall not be entitled to indemnification or advance of Expenses under this Agreement with respect to any Proceeding brought by Indemnitee (other than a Proceeding under Section 7(a) of this Agreement), unless the bringing of such Proceeding or making of such claim shall have been approved by a vote a majority of the members of the Board.

(b)         Notwithstanding any other provision of this Agreement, the Company shall not be liable to indemnify Indemnitee against any liability to the Company or its shareholders to which Indemnitee (other than a Proceeding under Section 7(a) of this Agreement) otherwise would be subject by reason of Disabling Conduct.

(c)         Notwithstanding any other provision of this Agreement, the Company shall not be liable to indemnify Indemnitee against any liability to the Company or its shareholders arising in connection with a Proceeding by or in the right of the Company in which the Indemnitee shall have been adjudged to be liable to the Company in a final non-appealable decision on the merits by a court or other body.

Section 12.     Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

Section 13.     Headings. The headings of the Sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

Section 14.     Modification and Waiver. No supplement, modification or amendment shall be binding unless executed in writing by Indemnitee and the Company. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

Section 15.     Notice by Indemnitee. Indemnitee shall promptly notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advance of Expenses covered hereunder. The failure to give any such notice shall not disqualify Indemnitee from the right, or otherwise affect in any manner any right of Indemnitee, to indemnification or the advance of Expenses under this Agreement unless the Company’s ability to defend in such Proceeding or to obtain proceeds under any insurance policy is materially and adversely prejudiced thereby, and then only to the extent the Company is thereby actually so prejudiced.

Section 16.     Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is mailed:

(a)         If to one or more Indemnitee(s), to:

the address set forth below Indemnitee’s name at the end

of this Agreement

and, in the case of an Indemnitee that is an Independent

Director, with copies to:

Nicole M. Runyan

Stroock & Stroock & Lavan LLP

180 Maiden Lane

New York, New York 10038

(b)         If to the Company, to:

PennantPark Floating Rate Capital Ltd.

590 Madison Avenue, 15th Floor

New York, New York 10022

Attention: Chief Financial Officer

with copies to:

Thomas J. Friedmann

David J. Harris

William J. Tuttle

Dechert LLP

1900 K Street, N.W.

Washington, District of Columbia 20006

or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

Section 17. Governing Law. The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the state of Maryland.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

PENNANTPARK FLOATING RATE CAPITAL LTD.

/s/ Arthur H. Penn
By: Arthur H. Penn Title: Chairman and Chief Executive Officer

AGREED TO AND ACCEPTED BY:

/s/ Adam K. Bernstein
Name: Adam K. Bernstein

/s/ Marshall S. Brozost
Name: Marshall S. Brozost

/s/ Jeffrey Flug
Name: Jeffrey Flug

/s/ Samuel L. Katz
Name: Samuel L. Katz

/s/ Arthur H. Penn
Name: Arthur H. Penn

/s/ Aviv Efrat
Name: Aviv Efrat

/s/ Guy F. Talarico
Name: Guy F. Talarico

Schedule A

Directors

Adam K. Bernstein

Marshall Brozost

Jeffrey Flug

Samuel L. Katz

Arthur H. Penn1

Officers

Aviv Efrat

Guy F. Talarico

[1]	Mr. Penn is Chief Executive Officer and Chairman of the Board of Directors of the Company.